ADDENDUM TO EARN-IN AGREEMENT

between:

GENTOR RESOURCES LIMITED

(“GENTOR”). a company incorporated under the laws of the British Virgin Islands with registration number 1557327 and formerly known as “APM Mining Limited”;

and

1)

Adil Bin Salim Bin Sulaiman Al Fairuz, an Omani national with identification number 01496038; and

2)

Sadiq Bin Salim Bin Sulaiman Al Fairuz, an Omani national with identification number 01671419; and

3)

Yasser Bin Salim Bin Sulaiman Al Fairuz, an Omani national with identification number 02685875; and

4)

Suleiman Bin Salim Bin Sulaiman Al Fairuz, an Omani national with identification number 6028956; and

5)

Mahmood Bin Salim Bin Sulaiman Al Fairuz, an Omani national with identification number 06028944; and

(together the “AFM Shareholder”), being shareholders in Al Fairuz Mining;

and

AL FAIRUZ MINING COMPANY LLC

(the “Company” or “Al Fairuz Mining”) a company incorporated under the laws of the Sultanate of Oman with registration number 1044741;

(collectively hereinafter referred to as the “Parties” and “Party” shall mean any one of them)

RECITALS:

A.

WHEREAS it is recorded that (i) Al Fairuz Mining, the Al Fairuz Brothers and African Precious Minerals Limited (“APM”) entered into an earn-in agreement on or about 27 October 2009 (“Earn-in Agreement”); (ii) the Earn-in Agreement was novated from APM to GENTOR pursuant to a novation agreement entered into between Al Fainiz Mining, the Al Fairuz Brothers, APM and GENTOR dated 20 January 2010; (iii) the Parties entered into a letter agreement dated 16 February 2010 pursuant to which Al Fairuz Mining and the Al Fairuz Brothers consented to the acquisition by Gentor Resources, Inc. (“Gentor”) of the entire issued share capital of GENTOR; (iv) the Parties entered into a share swap letter agreement dated 28 February 2010 regarding the swap of 15% of the issued shares in Al Fairuz Mining for 2,500,000 shares in Gentor; (v) the Parties entered into a second share swap letter agreement dated on or about 20 April 2010; (vi) the Parties intend to enter into a shareholders agreement to formally record the terms and conditions that will govern their relationship going forward as shareholders in the Company, as contemplated in Annexure “B” to the Earn-in Agreement and (vii) APM Mining Limited changed its name to Gentor Resources Limited.

B.

AND WHEREAS the Parties now wish to amend the Earn-in Agreement to reflect the revised understanding between them as to, amongst other things, the acquisition by GENTOR of an initial 40% shareholding in Al Fairuz Mining.

NOW 'THEREFORE THE PARTIES HEREBY AGREE AS FOLLOWS:

1.

DEFINITIONS AND INTERPRETATION:

1.1

Capitalized words and expressions used in this Addendum (including the recitals) shall, unless indicated to the contrary, have the same meanings as those ascribed to them in the Earn-in Agreement. In addition, the following words and expressions are hereby defined:

•

“Addendum” - means this Addendum together with any annexures attached hereto;

•

“Shareholders”— means collectively GENTOR and the AFM Shareholders and “Shareholder” shall mean any one of them;

1.2

In the interpretation of this Addendum, the following rules shall apply unless the context requires otherwise:

1.2.1

Headings are for convenience only and do not affect interpretation.  The singular includes the plural and conversely. A gender includes all genders. A reference to a Clause is a reference to a Clause of this Agreement. Any reference to Rials is a reference to legal tender in Oman;

1.2.2

If an event must occur on a specified day which is not a Business Day, then the specified day will be taken to be the next Business Day;

1.2.3

Where amounts are referred to in figures and in words, if there is any conflict between the two, the figures shall prevail.

2.

AMENDMENTS

It is hereby agreed among the Parties that the Earn-In Agreement be amended as follows:

2.1

In general, all references to the Earn-In Agreement to GENTOR earning a 50% (fifty per cent) Participating Interest in the Block 5 Project shall be changed to refer to GENTOR acquiring an initial 40% (forty per cent) Participating Interest in Al Fairuz Mining, which may, on and from the BFS Date and subject to payment by GENTOR of RO1 (one Rial Oman), increase to a total 65% (sixty-five per cent) Participating Interest

2.2

The definition of “Exploration Period” shall be deleted in its entirety and replaced by the following:

“Exploration Period” - means the period starting on the Effective Date and ending on the day on which, after the BFS, GENTOR acquires a 65% (sixty-five per cent) Participating Interest in Al Fairuz Mining or such other date as may agreed between the Parties.”

2.3

The definition of “Management Committee” shall be deemed to be deleted in its entirety and replaced by the following:

“Management Committee” - means the management committee constituted pursuant to the SHA.”

2.4

The definition of “Participating Interest” shall be deleted in its entirety and replaced by the following:

“Participating Interest” - means the shares of Al Fairuz Mining held by a Party, expressed as a percentage of all the issued shares of Al Fairuz Mining held by the Parties.”

2.5

The definition of “SHA” shall be deleted in its entirety and replaced by the following:

“SHA” - means the Shareholders Agreement to be entered into by the AFM Shareholders and APM as of the Effective Date of the Earn-in Agreement and which will reflect, among other things, the Parties’s agreement to the matters contained in Annexure “B”.

2.6

Clause 3 entitled “EARN-IN” shall be deleted in its entirety and replaced by the following:

“3.

ACQUISITION OF SHARES IN AL FAIRUZ MINING:

3.1

On and from the Effective Date, GENTOR shall be entitled to hold an initial 40% (forty percent) Participating Interest, and the AFM Shareholder shall hold an initial 60% (sixty percent) Participating Interest.

3.2

The Parties agree that GENTOR will acquire its initial 40% Participating Interest as follows:

(a)

AFM Shareholder will take all steps to increase its shareholding in the Company from its current shareholding of 60,000 shares of RO 1 each to 90,000 shares of RO 1 each. The Parties agree that the Company will be entitled to utilize the funds provided by GENTOR towards Exploration Activities as Sunken Costs to demonstrate to the Ministry of Commerce and Industry the availability of funds in the Company in connection with this increase of share capital of the Company y issuing 30,000 share to AFM Shareholder.

(b)

Simultaneously with the steps set out in sub-clause (a) above, GENTOR will find the Company with RO 60,000 and subscribe to 60,000 shares of RO 1 each.

(c)

As a consequence, the shareholding pattern of the Company shall be:

Shareholder

Number of Shares

Percentage

AFM Shareholder

90,000

60%

GENTOR

60,000

40%

(d)

The Parties agree to take and cause the Company to take all necessary actions and execute all necessary documents in order to give effect to the terms of this clause, including resolutions, amendments to constitutive contracts and amendment to authorized signatory forms of the Company.

3.3

The Parties acknowledge that the current share capital of the Company held by the AFM Shareholder of R.O 60,000 is reflected as an outstanding from the AFM Shareholder due to the Company. Upon Gentor acquiring further shares as contemplated under 3.4, the liability of the AFM shareholders would be reduced to R.0.52500, the difference being transferred to the capital account of Gentor. The AFM Shareholder will have the option to repay this entire amount of R.O. 52500 to the Company on the date of GENTOR acquiring a 65% Participating interest in the Company as contemplated in clause 3.4 below. If the AFM Shareholder does not exercise the foregoing option, it will repay an amount of R.O. 52,500 (reflecting the number of Shares the AFM Shareholder will have after GENTOR acquires a 65% Participating Interest in the Company as contemplated in clause 3.4 below) from the profits received by it from the Company. The Parties agree that the Company will be entitled to make deductions from the profits declared end payable to the AFM Shareholder until the full amount of RO 52,500 is repaid to the Company.

3.4

On and from the BFS Date, GENTOR shall, upon payment to the AFM Shareholder of RO1 (one Omani Rial) and in its sole discretion, be entitled to acquire further shares, such that post acquisition, GENTOR holds an aggregate of 65% (sixty-five per cent) Participating interest (“Further Shares”). The AFM Shareholder shall provide reasonable assistance to GENTOR in respect of the regulatory and administrative arrangements in connection with the transfer to GENTOR of the Further Shares. If due to any regulatory reasons, the transfer of the Further Shares is not permitted, the Parties will take all steps to give effect to the provisions of this clause such that GENTOR holds not less than an aggregate of 65% Participating Interest.

3.5

Following the acquisition by GENTOR of a 65% (sixty-five percent) Participating Interest in Al Fain& Mining, and in respect of the contribution by GENTOR of any Sunken Costs:

3.5.1

Sunken Costs shall be regarded as loans by GENTOR to Al Fairuz Mining (the “APM Loans”) which will be repaid In two annual instalments respectively on the first and second anniversary of the first day of the Mining Period from any annual profits generated by Al Fairuz Mining and before the payment of any dividends to the Parties.

3.5.2

If for any reason any Sunken Costs remain outstanding after repayment of the APM Loans as contemplated by Clause 3.5.1, such outstanding amount shall be paid in three equal annual instalments on the third, fourth and fifth anniversary of the first day of the Mining Period from any annual profits generated by Al Fairuz Mining. If such profits in any year exceed the annual instalment payable in that year, the excess amount shall be paid to the Parties as dividends in proportion to their respective shareholding in Al Fairuz Mining.

3.5.3

At any time during the Mining Period the Parties may discuss and agree in good faith an alternative structure to that reflected in Clauses 3.5.1 and 3.5.2 where, among other things, the profitability of Al Fairuz Mining so reasonably warrants.

3.6

It is agreed that an internationally recognised independent consulting firm

(for example SRK Consulting) will be appointed by GENTOR for the preparation and completion of the BFS, and GENTOR undertakes to consult with the AFM Shareholder prior to making such appointment.”

2.7

Clause 5.4 shall be deleted in its entirety.

2.8

A new Clause 5.4 shall be inserted which shall read as follows:

“The Parties agree that before the commencement of the Mining Period, based on the BFS, should GENTOR decide to proceed with mining activities, it will consider the construction of a concentrator andfor processing plant (“Planr) that may be necessary for the carrying out of mining activities on Block 5. The Parties further agree that GENTOR will suitably collaborate with the AFM Shareholder & Al Fairuz Mining in respect of the ownership of the business arrangement for the Plant.”

In the event, after BFS, Gentor decides not to go ahead with the plant and decides to dispose in part or who of their participating interest, subject to clause 9 & 10 of the earn in agreement, Gentor agrees that it will use its best endeavours to source a replacement investor which Is acceptable to AFM shareholders

3.

NO OTHER AMENDMENT

For the avoidance of doubt, it is confirmed and agreed that save for the amendments set out herein, all clauses and provisions in the Earn-in Agreement continue to be binding on the Parties and are of full force end effect in all respects.

Signed at Muscat on this 18th day of July 2010

/s/Yasser Bin Salim Bin Sulaiman Al Fairuz

_______________________________________

Yasser Al Fairuz for and on behalf of Al Fairuz

Mining Company LLC who warrants that he is duly authorized thereto

Signed at Muscat on this 21st day of July 2010

/s/ Eugene Iliescu

_______________________________________

Eugene Iliescu for and on behalf of Gentor Resources Limited who warrants that he is duly authorized thereto

Signed at Muscat on this 26th day of July 2010

/s/ Adil Bin Salim Bin Sulaiman Al Fairuz

_______________________________________

Adil Bin Salim Bin Sulaiman Al Fairuz

Signed at Muscat on this 31st day of July 2010

/s/ Sadiq Bin Salim Bin Sulaiman Al Fairuz

_______________________________________

Sadiq Bin Salim Bin Sulaiman Al Fairuz

Signed at Muscat on this 18th day of July 2010

/s/ Yasser Bin Salim Bin Sulaiman Al Fairuz

_______________________________________

Yasser Bin Salim Bin Sulaiman Al Fairuz

Signed at Muscat on this 18th day of July 2010

/s/ Suleiman Bin Salim Bin Sulaiman Al Fairuz

_______________________________________

Suleiman Bin Salim Bin Sulaiman Al Fairuz

Signed at Muscat on this 26th day of July 2010

/s/ Mahmood Bin Salim Bin Sulaiman Al Fairuz

_______________________________________

Mahmood Bin Salim Bin Sulaiman Al Fairuz